Exhibit 5.1

December 31, 2024

Alpha Cognition Inc.

c/o 1200 – 750 West Pender Street

Vancouver, BC V6C 2T8

Dear Sirs and Mesdames:

Re:	Securities Registered under Registration Statement on Form S-1

We have acted as Canadian counsel in connection with filing a Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for the offering and resale under the Securities Act by certain selling stockholders (the “Selling Stockholders”) of an aggregate of 1,707,099 common shares (“Shares”), of Alpha Cognition Inc., a corporation existing under the Business Corporations Act (British Columbia) (the “Company”), that have been issued by the Company.

In rendering the opinions herein, we have examined originals or copies of documents and have considered such questions of law and made such other investigations as we have deemed relevant or necessary. We have assumed the genuineness of all signatures, the legal capacity of all individuals, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photocopies or facsimiles thereof. We have assumed the accuracy and truthfulness of all representations and statements made in the documents so examined, and the performance of all obligations under agreement presented to us. We express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The opinions hereinafter expressed are based upon legislation, rules and regulations in effect on the date hereof.

Subject to the foregoing qualifications, we are of the opinion that as at the date hereof, the Shares to be sold by the Selling Stockholders pursuant to the Registration Statement have been duly authorized and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours truly,

MORTON LAW LLP

/s/ Morton Law LLP

Suite 1200 – 750 West Pender Street, Vancouver, B.C. V6C 2T8 ● Website: www.mortonlaw.ca
Telephone: 604.681.1194 ● Facsimile: 604.681.9652